                                                                    EXHIBIT 23.8



                            CONSENT OF ALLYN COOMBS



To the Board of Directors of
  Vermont Financial Services Corp. ("VFSC")



     I hereby consent to my appointment to the Board of Directors of VFSC in accordance with the Agreement and Plan of Reorganization dated as of August 27, 1993, as amended, by and between VFSC and West Mass Bankshares, Inc. and to the reference to such appointment in the Registration Statement on Form S-4 of VFSC.



                                          /s/          ALLYN COOMBS
                                          -------------------------------------
                                                       Allyn Coombs



Greenfield, Massachusetts
February 14, 1994